UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/04/2010

EnteroMedics Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33818

Delaware	48-1293684
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2800 Patton Road
St. Paul, MN 55113
(Address of principal executive offices, including zip code)

651-634-3003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On February 4, 2010, the Compensation Committee of the Board of Directors of EnteroMedics Inc. (the "Company"), established and approved certain objectives under the Company's Management Incentive Plan, as amended (the "Plan"). A summary of the Plan was previously attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 12, 2008.

        The performance objectives under the Plan include individual as well as corporate performance components for all participants except the Chief Executive Officer whose bonus is based entirely on corporate performance objectives. The corporate performance objectives are set separately and specifically for each participating executive officer by the Compensation Committee during the first quarter of the fiscal year. The individual performance objectives are set separately and specifically for each participating executive officer by the Chief Executive Officer during the first quarter of the fiscal year. With respect to the corporate performance component, on February 4, 2010, the Compensation Committee established objectives for both the "Base Plan" and the "Incremental Plan." Pursuant to the Plan, if participants achieve the designated "Base Plan" objectives, they will be entitled to receive a bonus equal to a "Base Plan" percentage of their base salary for the year. In addition to the Base Plan bonus amount, participants in the Plan are also eligible to receive an additional bonus equal to the designated "Incremental Plan" percentage of their base salary if certain additional "Incremental Plan" objectives are achieved.

        The "Base Plan" corporate performance established by the Compensation Committee for fiscal year 2010 consist of: (i) the achievement of certain milestones in 2010 with respect to the Company's proposed U.S. pivotal trial of the Maestro System using the RC2 device, including submission of the IDE application for the trial, approval of the IDE application by the U.S. Food and Drug Administration ("FDA") and initiation of implants for the trial; (ii) publication in 2010 of 12-month data for sub-study results relating to type 2 diabetes and hypertension in the Company's VBLOC-RC2 feasibility study; (iii) the development of a strategic financing plan for the Company and (iv) the achievement of the fiscal 2010 capital plan. The "Incremental Plan" corporate performance objectives for fiscal year 2010 consist of: (i) obtaining the capital necessary to finance the Company into 2011, (ii) receipt of IDE approval from the FDA for the U.S. pivotal trial of the Maestro System and (iii) initiation of implants for this trial assuming receipt of FDA's approval of the IDE. The Incremental Plan objectives are designed as an extension of certain Base Plan objectives in order to provide additional incentive for achievement. In the event that some, but not all, of the "Base Plan" or "Incremental Plan" corporate goals are achieved, the Compensation Committee, in its discretion, may determine to award partial or full payment of annual cash incentive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnteroMedics Inc.

Date: February 10, 2010	By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer